Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2020, in the Registration Statement (Form S-1) and related Prospectus of Repare Therapeutics Inc. for the registration of its common shares.

/s/ Ernst & Young LLP1

Montreal, Canada

May 29, 2020

[1]	CPA auditor, CA, public accountancy permit no. A113209